UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2026
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KOPPERS HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (412) 227-2001
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 5, 2026, Koppers Holdings Inc. (the “Company” or “Koppers”) and Jimmi Sue Smith agreed that Ms. Smith would retire from her position as the Company’s Chief Financial Officer effective January 5, 2026. Ms. Smith will continue to serve as the Treasurer, as well as in an advisory role to assist with an orderly transition, and will remain a full-time employee of Koppers through February 28, 2026. Ms. Smith’s decision to retire is not the result of any disagreements with Koppers or any matter relating to Koppers’ financial statements, internal control over financial reporting, operations, policies or practices. Koppers and Ms. Smith are negotiating a transition agreement. Upon execution of such agreement, the Company will file an amendment to this report.
In connection with Ms. Smith’s retirement, Bradley A. Pearce, Koppers’ Chief Accounting Officer, has been elected by the Company’s Board of Directors to act as Koppers’ interim Chief Financial Officer and Chief Accounting Officer, in which position he serves as the Company’s principal financial officer, effective January 5, 2026.
Mr. Pearce, age 59, has served as Chief Accounting Officer of the Company since May 2019. Previously, he served as Director, Corporate Control and Taxes of Koppers Inc. from April 2008 to April 2019 and as Director, Corporate Control of Koppers Inc. from April 2006 to March 2008.
The Board of Directors approved certain changes to Mr. Pearce’s compensation in connection with his election as interim Chief Financial Officer and Chief Accounting Officer. Effective January 1, 2026, Mr. Pearce’s annual base salary was increased to $400,000. In addition, the Board of Directors approved an increase in the multiplier used to determine the target total annual cash incentive for Mr. Pearce from 40 percent of his annual base salary to 60 percent of his annual base salary. Mr. Pearce will continue to receive a multiplier of 80 percent of his annual base salary for purposes of determining his target total long-term incentive award.
Mr. Pearce does not have any family relationships with any of the Company’s directors or executive officers. Mr. Pearce is not a party to any transactions of the type described in Item 404(a) of Regulation S-K.
Item 8.01 Other Events.
The Company issued a press release on January 9, 2026 regarding the retirement of Ms. Smith as Chief Financial Officer and the election of Mr. Pearce as interim Chief Financial Officer and Chief Accounting Officer. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

99.1	Press Release dated January 9, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 9, 2026

KOPPERS HOLDINGS INC.

By:	/s/ Bradley A. Pearce
Bradley A. Pearce
Interim Chief Financial Officer and
Chief Accounting Officer